EXHIBIT 99.1

Bridger Aerospace Announces Second Quarter 2024 Results

Fleet Fully Deployed as Wildfire Activity Escalates Across the Western U.S.

BELGRADE, Mt., Aug. 12, 2024 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported results for the second quarter ended June 30, 2024.

Highlights:

  Fleet is fully deployed in July as National Interagency Fire Center (NIFC) elevated the National Preparedness Level (NPL) to 5, its highest level
  Acquired FMS Aerospace which brings year-around revenue as well as additional capabilities in house to grow in mission critical areas including emergency air services, aerospace modifications and defense systems engineering
  Spanish Scooper maintenance work on schedule
  Reiterated 2024 revenue and adjusted EBITDA guidance, supported by increased wildfire activity across multiple geographic areas

“With wildfire activity accelerating in July, including reaching NPL 5 on July 18, 2024, a level not seen since 2021, we have our entire fleet fully engaged,” stated Sam Davis, Interim Chief Executive Officer. “For the first time in our history, we have secured exclusive-use task orders for four out of our six Air Attack aircraft, two Multi-Mission aircraft, and four out of our six Super Scoopers. These aircraft are committed for a guaranteed minimum period, ensuring they remain dedicated to critical wildfire response efforts. Additionally, the task orders for both of our Pilatus PC-12 Multi-Mission Aircraft (“MMA”) have been extended into the fall, marking a record 200+ days of deployment this year, up from the originally scheduled 150 days. Furthermore, all of our Daher Kodiak 100s are under multi-day exclusive-use task orders and are actively deployed in Washington and Alaska. The remaining two light fixed wing aircraft and two Super Scoopers, operating on call-when-needed contracts, have been called out and are actively flying missions. As a result, we remain on budget through the first half of 2024 and are on track to meet our published guidance for the year.”

Davis added, “The Bridger team is a critical piece of the nation’s aerial firefighting responder network, and we are grateful for the hard work and dedication of our aircrews and ground support teams as they fight to protect communities affected by wildfires.”

Second Quarter 2024 Results
Revenue for the second quarter of 2024 was $13.0 million compared to $11.6 million in the second quarter of 2023, representing an increase of approximately 12%. Revenue in the second quarter of 2024 benefitted from $1.8 million related to return-to-service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding LLC. The increase was partially offset by lower flight revenue in the second quarter of 2024 compared to the second quarter of 2023.

Cost of revenues was $9.9 million in the second quarter of 2024 and was comprised of flight operations expenses of $5.1 million and maintenance expenses of $4.8 million. This compares to $10.5 million in the second quarter of 2023, which included $6.3 million of flight operations expenses and $4.2 million of maintenance expenses. The decrease is due to lower flight operation expenses related to fewer flight hours in the second quarter of 2024 compared to the second quarter of 2023 which were primarily the result of the Company’s deployment to Canada in June 2023.

Selling, general and administrative expenses (“SG&A”) were $7.9 million in the second quarter of 2024 compared to $15.2 million in the second quarter of 2023. The decrease was primarily attributable to a decrease in the fair value of outstanding warrants in the second quarter of 2024 compared to the second quarter of 2023. The decrease was also partially attributable to lower non-cash stock-based compensation expense in the second quarter of 2024 compared to the second quarter of 2023.

Interest expense for the second quarter of 2024 increased to $5.9 million from $5.5 million in the second quarter of 2023. Bridger also reported Other Income of $0.1 million for the second quarter of 2024 compared to $0.6 million for the second quarter of 2023.

Income tax benefit increased to $0.5 million for the second quarter of 2024, from zero for the second quarter of 2023. The increase was attributable to a discrete benefit generated from the FMS Acquisition in June 2024.

For the second quarter of 2024, Bridger reported a net loss of $10.0 million compared to a net loss of $19.0 million in the second quarter of 2023. The decrease in net loss was primarily driven by the decreases in SG&A and cost of revenues described above. Adjusted EBITDA was $0.2 million in the second quarter of 2024, compared to $1.0 million in the second quarter of 2023. Adjusted EBITDA excludes interest expense, depreciation and amortization, income tax benefit, stock-based compensation, gains, and losses on disposals of assets, legal fees and offering costs related to financing, other transactions and business development and integration expenses, the change in the fair value of warrants and the change in the fair value of earnout consideration.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

As of June 30, 2024, the Company’s cash and restricted cash balance was $22.5 million. Incoming receivables from the fire season is expected to increase the cash balance in the coming months.

Year to Date Results
Revenue for the first six months of 2024 was $18.5 million compared to $12.0 million in the first six months of 2023, representing an increase of approximately 55%.

Cost of revenues was $19.1 million in the first six months of 2024 and was comprised of flight operations expenses of $10.1 million and maintenance expenses of $9.0 million. This compares to $17.8 million in the first six months of 2023, which included $10.0 million of flight operations expenses and $7.7 million of maintenance expenses.

SG&A expenses were $19.5 million in the first six months of 2024 compared to $48.4 million for the first six months of 2023, which included non-cash stock-based compensation expense of $32.4 million for RSUs compared to $9.6 million in the first six months of 2024.

Interest expense for the first six months of 2024 increased to $11.8 million from $11.2 million in the first six months of 2023. Bridger also reported Other Income of $1.3 million for the first six months of 2024 compared to $1.7 million for the first six months of 2023.

Income tax benefit increased to $0.5 million for the six months ended June 30, 2024, from zero for the six months ended June 30, 2023. The increase was attributable to a discrete benefit generated from the FMS Acquisition during 2024.

Bridger reported a net loss of $30.1 million in the first six months of 2024 compared to a net loss of $63.7 million in the first six months of 2023. Adjusted EBITDA was negative ($6.7) million in the first six months of 2024, compared to negative ($9.7) million in the six months of 2023.

Business Outlook
Supported by earlier than normal flight activity in the first quarter, an acceleration in activity beginning in July and the expected contribution from FMS Aerospace in the second half of the year, Bridger remains on track to report Adjusted EBITDA of $35 million to $51 million on revenue of $70 million to $86 million for 2024. This guidance range is consistent with guidance first issued in November 2023. Our international expansion into Spain, which commenced in the fourth quarter of 2023, is on schedule and is expected to provide meaningful operational and revenue growth for future years beyond 2024.

Given the Company’s largely fixed cost structure and seasonality of our business, Bridger typically generates the majority of its Adjusted EBITDA in the third quarter each year, during the bulk of the wildfire season and negative Adjusted EBITDA in the first and fourth quarters, due to fleet maintenance in the winter months coupled with minimal revenue.

Conference Call
Bridger Aerospace will hold an investor conference call on Monday, August 12, 2024, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results, its current financial position and business outlook. Interested parties can access the conference call by dialing 1-800-225-9448 or 1-203-518-9708 and using the ID BRIDGER. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through August 19, 2024, by calling 844-512-2921 or 412-317-6671 and using the passcode 11156648. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contact
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations, including references to Bridger’s acquisition of FMS Aerospace and the anticipated benefits therefrom, and increased deployment of Bridger’s aircraft fleet, including references to Bridger’s acquisition of and/or right to use the four Spanish Scoopers, including the expected closing timings thereof, the anticipated benefits therefrom, and the ultimate structure of such acquisitions and/or right to use arrangements and anticipated operational and revenue growth in Spain; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; and (4) anticipated investments in additional aircraft, capital resources, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission on March 20, 2024, as amended by Amendment No. 1 to Bridger’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on July 12, 2024. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$13,014	$11,616	$18,521	$11,981

Cost of revenues:
Flight operations	5,106	6,299	10,115	10,032
Maintenance	4,761	4,212	8,958	7,727
Total cost of revenues	9,867	10,511	19,073	17,759
Gross income (loss)	3,147	1,105	(552)	(5,778)

Selling, general and administrative expense	7,902	15,187	19,512	48,416
Operating loss	(4,755)	(14,082)	(20,064)	(54,194)

Interest expense	(5,854)	(5,541)	(11,777)	(11,206)
Other income	144	601	1,303	1,693
Loss before income taxes	(10,465)	(19,022)	(30,538)	(63,707)
Income tax benefit	484	-	470	-
Net loss	$(9,981)	$(19,022)	$(30,068)	$(63,707)

Series A Preferred Stock – adjustment for deemed dividend upon Closing	-	-	-	(48,300)
Series A Preferred Stock – adjustment to eliminate 50% multiplier	-	-	-	156,362
Series A Preferred Stock – adjustment to maximum redemptions value	(6,196)	(5,806)	(12,385)	(10,080)

(Loss) earnings attributable to Common stockholders - basic	$(16,177)	$(24,828)	$(42,453)	$34,275

Change in fair value of embedded derivative	-	-	-	224
Dilutive adjustments to (Loss) earnings attributable to Common stockholders - basic	-	-	-	(97,982)
Loss attributable to Common stockholders - diluted	$(16,177)	$(24,828)	$(42,453)	$(63,483)

(Loss) earnings per share - basic	$(0.33)	$(0.55)	$(0.89)	$0.77
Loss per share - diluted	$(0.33)	$(0.55)	$(0.89)	$(0.84)

Weighted average Common Stock outstanding – basic	48,327	45,389	47,964	44,444
Weighted average Common Stock outstanding – diluted	48,327	45,389	47,964	75,603

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	As of June 30, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,526	$22,956
Restricted cash	14,019	13,981
Investments in marketable securities	-	1,009
Accounts and note receivable	12,690	4,113
Aircraft support parts	742	488
Prepaid expenses and other current assets	2,937	2,648
Total current assets	38,914	45,195

Property, plant and equipment, net	195,391	196,611
Intangible assets, net	6,366	1,730
Goodwill	24,741	13,163
Other noncurrent assets	16,293	16,771
Total assets	$281,705	$273,470

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,516	$3,978
Accrued expenses and other current liabilities	16,183	17,168
Operating right-of-use current liability	2,153	2,153
Current portion of long-term debt, net of debt issuance costs	2,074	2,099
Total current liabilities	24,926	25,398
Long-term accrued expenses and other noncurrent liabilities	8,951	10,777
Operating right-of-use noncurrent liability	5,017	5,779
Long-term debt, net of debt issuance costs	203,586	204,585
Total liabilities	$242,480	$246,539

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	367,225	354,840

STOCKHOLDERS’ DEFICIT
Common Stock	6	5
Additional paid-in capital	114,623	84,771
Accumulated deficit	(443,740)	(413,672)
Accumulated other comprehensive income	1,111	987
Total stockholders’ deficit	(328,000)	(327,909)
Total liabilities, mezzanine equity, and stockholders’ deficit	$281,705	$273,470

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the six months ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(30,068)	$(63,707)
Adjustments to reconcile net loss to net cash used in operating activities, net of acquisition:
Depreciation and amortization	3,288	4,986
Stock based compensation expense	10,350	32,046
Amortization of debt issuance costs	442	484
Loss on disposal of fixed assets	237	392
Deferred tax benefit	(490)	-
Impairment of long-lived assets	-	627
Change in fair value of the Warrants	(2,132)	(533)
Change in fair value of freestanding derivative	-	51
Change in fair value of earnout consideration	207	-
Realized gain on investments in marketable securities	(16)	(408)
Change in fair value of embedded derivative	(885)	(224)
Changes in operating assets and liabilities:
Accounts receivable	(5,893)	(11,787)
Aircraft support parts	11	1,326
Prepaid expense and other current and noncurrent assets	1,245	(3,339)
Accounts payable, accrued expenses and other liabilities	1,146	(13,359)
Net cash used in operating activities	(22,558)	(53,445)

Cash Flows from Investing Activities:
Proceeds from sales and maturities of marketable securities	1,055	42,724
Purchases of property, plant and equipment	(1,948)	(12,528)
Sale of property, plant and equipment	505	814
Expenditures for capitalized software	(756)	-
Investments in construction in progress – buildings	-	(2,445)
Cash acquired through acquisition	2,592	-
Net cash provided by investing activities	1,448	28,565

Cash Flows from Financing Activities:
Repayments on debt	(1,466)	(880)
Payment of issuance costs for Common Stock in offerings	(674)	-
Payment of finance lease liability	(13)	(16)
Restricted stock units settled in cash	(466)	-
Proceeds from issuance of Common Stock in the at-the-market offering	168	-
Proceeds from issuance of Common Stock in the registered direct offering	9,169	-
Proceeds from the Closing	-	3,194
Costs incurred related to the Closing	-	(6,794)
Net cash provided by (used in) financing activities	6,718	(4,496)
Effects of exchange rate changes	-	1
Net change in cash, cash equivalents and restricted cash	(14,392)	(29,375)
Cash, cash equivalents and restricted cash – beginning of the period	36,937	42,460
Cash, cash equivalents and restricted cash – end of the period	$22,545	$13,085
Less: Restricted cash – end of the period	14,019	12,240
Cash and cash equivalents – end of the period	$8,526	$845

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including non-cash stock-based compensation, business development and integration expenses, offering costs, gains on disposals of fixed assets, non-cash adjustments to the fair value of earnout consideration, and non-cash adjustments to the fair value of Warrants issued in connection with the Reverse Recapitalization. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The reconciliation of Net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023 is as follows:

(in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Net loss	$(9,981)	$(19,022)	$(30,068)	$(63,707)
Income tax benefit	(484)	-	(470)	-
Depreciation and amortization	1,998	3,235	3,288	4,986
Interest expense	5,854	5,541	11,777	11,206
EBITDA	(2,613)	(10,246)	(15,473)	(47,515)
Stock-based compensation(1)	4,477	7,547	10,350	33,144
Business development & integration expenses(2)	149	354	460	873
Offering costs(3)	(149)	1,184	(149)	3,268
Loss on disposal(4)	-	1,054	-	1,052
Change in fair value of earnout consideration(5)	192	-	207	-
Change in fair value of Warrants(6)	(1,865)	1,066	(2,132)	(533)
Adjusted EBITDA	$191	$959	$(6,737)	$(9,711)

1	Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
2	Represents expenses related to potential acquisition targets and additional business lines.
3	Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
4	Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
5	Represents the non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc.
6	Represents the non-cash fair value adjustment for Warrants issued in connection with the Reverse Recapitalization.